EXHIBIT 99.1

NGP Capital Resources Company Announces First Quarter 2009 Financial Results and Portfolio Activity

HOUSTON, May 7, 2009 (GLOBE NEWSWIRE) -- NGP Capital Resources Company (Nasdaq:NGPC) (the "Company") today announced its financial results for the first quarter ended March 31, 2009.

Highlights for the quarter ended March 31, 2009:

 Stockholders' equity:  $242.8 million
 Net asset value per share:  $11.23

 Operating Results:
 Net decrease in stockholders' equity (net assets) from operations:
   $18.7 million
 Net investment income:  $5.9 million
 Net increase in unrealized depreciation on portfolio securities, corporate notes and commodity derivative instruments:
   $24.6 million
 Dividends declared per common share:  $0.20
 Portfolio and Investment Activity:
 New investments made in portfolio companies during period:
   $12 million
 Total invested in portfolio companies at March 31, 2009:
   $300.5 million
 Number of portfolio companies at March 31, 2009:  19

Portfolio and Investment Activity

During the quarter ended March 31, 2009, the Company funded $12.0 million to existing portfolio companies and received $7.6 million in repayments. The Company did not add any new companies to its portfolio during the first quarter of 2009. At March 31, 2009, the Company's targeted investment portfolio consisted of nineteen portfolio companies totaling $300.5 million. The Company had commitments to fund an additional $49.1 million on total committed amounts of $349.6 million.

The weighted average yield on targeted portfolio investments was 6.51% at March 31, 2009. The weighted average yield on investments in corporate notes was 5.82%, on investments in U.S Treasury Bills and cash equivalents was 0.13% and 0.31%, respectively, as of March 31, 2009. The weighted average yield on the Company's total capital invested at March 31, 2009 was 6.05%.

The primary cause of the decline in the weighted average yield on targeted portfolio investments as of March 31, 2009 is that the calculation includes a negative yield on our investment in the ATP Oil & Gas Corporation limited term royalty, which had a cost basis of $22.5 million as of quarter end. The negative yield is the result of amortization on the investment being substantially higher than the income earned for the month of March 2009 due to lower oil and natural gas prices. In addition, though the investment is substantially hedged and such hedges produced substantial income for the month of March 2009, such income is not included in the yield calculation for targeted portfolio investments as the investment in commodity hedges is not included in the targeted investment portfolio. Further, we continue to maintain our investments in Formidable, LLC ("Formidable") ($37.9 million cost basis), BSR Loco Bayou, LLC ($2.4 million cost basis) and Chroma Exploration & Production, Inc. ($4.2 million cost basis) on non-accrual status.

Operating Results - Three months ended March 31, 2009

Investment income totaled $8.5 million for the quarter ended March 31, 2009, with $6.0 million attributable to interest from the Company's targeted portfolio investments, $3.2 million attributable to income from commodity derivative instruments, $0.9 million net loss attributable to royalty income net of amortization and $0.2 million net income attributable to investments in corporate notes and cash equivalents. Operating expenses for the quarter ended March 31, 2009 were $4.0 million and included $1.8 million of advisory and management fees, $1.0 million of interest expense and credit facility fees and $1.2 million of general and administrative expenses. The resulting net investment income for the first quarter of 2009, including a $1.3 million tax benefit, was $5.9 million.

For the three months ended March 31, 2009, the Company experienced a net increase in unrealized depreciation of $24.6 million, consisting of a $21.2 million decrease in targeted portfolio fair value, a $3.2 million decrease in the fair value of commodity derivative instruments and a $0.2 million decrease in the fair value of corporate notes. The $21.2 million decrease in targeted portfolio fair value consisted primarily of increases in unrealized depreciation on TierraMar Energy LP ("TierraMar") preferred LP units, $4.1 million, and Formidable Senior Secured Note, $17.5 million. The increase in unrealized depreciation on TierraMar's preferred LP units was primarily due to changes in our forecast of oil and natural gas prices. The increase in unrealized depreciation on the Formidable Senior Secured Note is primarily due to deterioration in the market for Powder River Basin natural gas assets.

Overall, we had a net decrease in stockholders' equity (net assets) resulting from operations of $18.7 million, or $0.86 per common share for the three months ended March 31, 2009 and dividends declared during the period of $0.20 per common share, resulting in stockholders' equity (net assets) per common share of $11.23 as of March 31, 2009.

Conference Call at 11:00 a.m. Eastern Time on May 7, 2009

The Company invites all interested persons to participate in its conference call on May 7, 2009 at 11:00 a.m. Eastern Time. The dial-in number for the call is (888) 471-3843. International callers should dial (719) 325-2473.

The Company will maintain an audio replay of the call from 2:00 p.m. Eastern Time on May 7, 2009 through midnight Thursday, May 14, 2009. The replay dial-in number is (888) 203-1112. International callers should dial (719) 457-0820. The replay pass code is 9494402. The call will also be accessible via the internet, on our Investor Relations page at www.ngpcrc.com.

                      NGP CAPITAL RESOURCES COMPANY
                       CONSOLIDATED BALANCE SHEETS

                                           March 31,
                                             2009        December 31,
                                          (Unaudited)        2008
                                         -------------  -------------

 Assets
   Investments in portfolio
    securities at fair value
    (cost: $299,565,738 and
    $294,432,215, respectively)          $ 228,217,795  $ 244,229,568
   Investments in corporate
    notes at fair value
    (cost: $11,575,262 and
    $11,586,899, respectively)               6,113,300      6,350,000
   Investments in commodity
    derivative instruments
    at fair value (cost:
    $480,130 and $774,095,
    respectively)                            4,729,234      8,212,872
   Investments in U.S. Treasury
    Bills, at amortized cost
    which approximates fair value           76,134,101             --
                                         -------------  -------------
     Total investments                     315,194,430    258,792,440
                                         -------------  -------------

   Cash and cash equivalents                26,916,388    133,805,575
   Accounts receivable                          11,672         41,377
   Interest receivable                       2,730,634      2,410,360
   Prepaid assets                            1,426,983      1,898,905
   Deferred tax assets                       6,252,617        200,000
                                         -------------  -------------
       Total current assets                 37,338,294    138,356,217
                                         -------------  -------------

   Deferred tax assets                         797,835      3,600,000
                                         -------------  -------------

     Total assets                        $ 353,330,559  $ 400,748,657
                                         =============  =============

 Liabilities and stockholders'
  equity (net assets)
 Current liabilities
   Accounts payable and accrued
    expenses                             $     328,843  $     512,926
   Management and incentive
    fees payable                             1,833,848      2,016,214
   Dividends payable                         4,325,640      8,867,563
   Income taxes payable                        163,569      3,529,308
   Current portion of
    long-term debt                          75,000,000     75,000,000
                                         -------------  -------------
     Total current liabilities              81,651,900     89,926,011
                                         -------------  -------------

 Deferred tax liabilities                    1,868,009             --
 Long-term debt, less current
  portion                                   27,000,000     45,000,000
                                         -------------  -------------

 Total liabilities                         110,519,909    134,926,011
                                         -------------  -------------

 Commitments and contingencies

 Stockholders' equity (net assets)
   Common stock, $.001 par value,
    250,000,000 shares authorized;
    21,628,202 shares issued and
    outstanding                                 21,628         21,628
   Paid-in capital in excess
    of par                                 315,184,191    315,184,191
   Undistributed net investment
    income (loss)                           (1,872,680)    (3,420,716)
   Undistributed net realized
    capital gain (loss)                      2,038,312      2,038,312
   Net unrealized appreciation
    (depreciation) of portfolio
    securities, corporate notes
    and commodity derivative
    instruments                            (72,560,801)   (48,000,769)
                                         -------------  -------------

     Total stockholders'
      equity (net assets)                  242,810,650    265,822,646
                                         -------------  -------------

 Total liabilities and
  stockholders' equity
  (net assets)                           $ 353,330,559  $ 400,748,657
                                         =============  =============

 Net asset value per share               $       11.23  $       12.29
                                         =============  =============

                      NGP CAPITAL RESOURCES COMPANY
                  CONSOLIDATED STATEMENTS OF OPERATIONS
                               (Unaudited)

                                          For the Three Months Ended
                                           March 31,      March 31,
                                              2009           2008
                                         -------------  -------------
 Investment income
   Interest income                       $   6,194,539  $   8,952,116
   Royalty income (loss),
    net of amortization                       (894,302)       545,850
   Commodity derivative
    income, net of
    expired options                          3,173,852             --
   Other income                                 58,800         40,370
                                         -------------  -------------

     Total investment income                 8,532,889      9,538,336
                                         -------------  -------------

 Operating expenses
   Management fees                           1,833,848      1,800,206
   Professional fees                           166,727        208,979
   Insurance expense                           200,221        198,817
   Interest expense and fees                   997,842      2,441,076
   State and excise taxes                        5,619          9,516
   Other general and
    administrative expenses                    796,949        738,600
                                         -------------  -------------

     Total operating expenses                4,001,206      5,397,194
                                         -------------  -------------

 Net investment income (loss)
  before income taxes                        4,531,683      4,141,142

 Benefit (provision) for
  income taxes                               1,341,993             --
                                         -------------  -------------

 Net investment income (loss)                5,873,676      4,141,142
                                         -------------  -------------

 Net increase (decrease) in
  unrealized appreciation
  (depreciation) on portfolio
  securities, corporate notes
  and commodity derivative
  instruments                              (24,560,032)    (1,746,162)
                                         -------------  -------------

 Net increase (decrease) in
  stockholders' equity
  (net assets) resulting
  from operations                        $ (18,686,356) $   2,394,980
                                         =============  =============

 Net increase (decrease) in
  stockholders' equity (net
  assets) resulting from
  operations per common share            $       (0.86) $        0.14
                                         =============  =============

                                          For the Three Months Ended
                                           March 31,      March 31,
 Per Share Data                               2009           2008
                                         -------------  -------------

 Net asset value, beginning
  of period                              $       12.29  $       14.30
                                         -------------  -------------

 Net investment income                            0.28           0.24
 Net realized and unrealized
  gain (loss) on portfolio
  securities, corporate notes
  and commodity derivative
  instruments                                    (1.14)         (0.10)
                                         -------------  -------------
 Net increase (decrease) in
  stockholders' equity (net
  assets) resulting from
  operations                                     (0.86)          0.14
                                         -------------  -------------

 Net asset value before
  dividends                                      11.43          14.44

 Dividends declared                              (0.20)         (0.40)
                                         -------------  -------------

 Net asset value, end of
  period                                 $       11.23  $       14.04
                                         =============  =============

About NGP Capital Resources Company

NGP Capital Resources Company is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. The Company's investment portfolio is principally invested in energy related private companies. From time to time, the Company may also invest in public companies. The Company invests primarily in senior secured and mezzanine loans in furtherance of its business plan and in some instances receives equity investments in portfolio companies in connection with such investments. NGP Capital Resources Company is managed by NGP Investment Advisor, LP, an affiliate of NGP Energy Capital Management. NGP Energy Capital Management, based in Irving, Texas, is a leading investment firm with over $9.6 billion of cumulative capital under management since inception, serving all sectors of the energy industry.

The NGP Capital Resources Company logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4362

This press release may contain forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, which could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, changes in regional, national, or international economic conditions and their impact on the industries in which we invest, or changes in the conditions of the industries in which we invest, and other factors enumerated in our filings with the Securities and Exchange Commission (the "SEC").

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Persons considering an investment in NGP Capital Resources Company should consider the investment objectives, risks, and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and in prospectuses we issue from time to time in connection with our offering of securities. Such materials are filed with the SEC and copies are available on the SEC's website, www.sec.gov. Prospective investors should read such materials carefully before investing.

CONTACT:  NGP Capital Resources Company
          Investment Contact:
          Please send investment proposals to:
          John Homier
            jhomier@ngpcrc.com
          Kelly Plato
            kplato@ngpcrc.com
          Dan Schockling
            dschockling@ngpcrc.com
          Hans Hubbard
            hhubbard@ngpcrc.com
          Chris Ryals
            cryals@ngpcrc.com
          713-752-0062
          Investor Relations Contact:
          Steve Gardner
          713-752-0062
          investor_relations@ngpcrc.com